2018 Second Quarter Earnings Call May 8, 2018 Exhibit 99.2

Forward Looking Statements / Non-GAAP Measures This presentation contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this presentation represent the Company's views as of the date of this presentation and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this presentation. This presentation contains references to certain financial measures that are not presented in accordance with Generally Accepted Accounting Principles (“GAAP"). The Company utilizes non-GAAP financial measures to analyze and report operating results that are unaffected by differences in capital structures, capital investment cycles, and varying ages of related assets. Although the Company believes these measures provide a useful representation of performance, non-GAAP financial measures should not be considered in isolation or as a substitute for any items calculated in accordance with GAAP. A reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure can be found in the Appendix to this presentation as well as Company’s latest Form 8-K, filed with the SEC on May 8, 2018. www.BECN.com

Second Quarter 2018 Highlights and Outlook Record Q2 net sales of $1.4 billion; flat existing market sales growth despite challenging year-to-year winter weather conditions Positive non-residential roofing organic growth three consecutive quarters and YTD complementary products organic increase of 10.5%. Q2 price realization of approximately 2% was strongest in more than five years; all three segments saw positive customer pricing Strong early indications from March price increase with a planned second increase to be initiated in May Gross margins improved compared to Q2‘17; existing markets gross margin declines stabilized relative to Q1 Second quarter operating cost leverage was limited primarily by weather induced demand softness Second quarter net loss attributable to common shareholders of ($72.7) million vs. ($9.4) million in prior year; Adjusted Net Income (Loss) was ($23.5) million vs. $5.0 million¹ Q2 EPS ($1.07) vs. ($0.16) in prior year; Adjusted EPS of ($0.35) vs. $0.08 in the year ago second quarter ¹ Second quarter Adjusted EBITDA of $31.7 million versus $31.8 million in the year ago quarter² Net Debt Leverage at 4.5x when including expected synergies³ Integration of Allied proceeding better than expected; raising Allied synergy estimates from $110 million to $120 million Modestly reducing 2018 outlook from $3.40-$3.70 to $3.35-$3.55 reflecting lower Q2, but partial recovery in second half 2018 www.BECN.com 1,2,3 See reconciliation on slides 11, 13 and 12, respectively

Quarterly Results – Net Sales & Gross Margin www.BECN.com Existing Market Sales, Gross Profit and Gross Margin 23.2% Existing Market results above exclude results from acquired branches until they have been under ownership for at least four full fiscal quarters at the start of the fiscal reporting period Existing Market Product Mix Total (0.1%) Northeast 1.0% Mid-Atlantic (7.7%) Southeast 14.7% Southwest (4.2%) Midwest (11.0%) West 12.7% Canada (2.3%) Existing Market Daily Sales Growth by Region* $ in millions *Same Days

Quarterly Results – Operating Expense www.BECN.com Existing Market results above exclude results from acquired branches until they have been under ownership for at least four full fiscal quarters at the start of the fiscal reporting period *See slide 14 for reconciliation table Existing Market Operating Expense GAAP Adjusted Payroll – volume related $3.7 $3.7 Warehouse and G&A 1.7 1.7 Acquisition-related 26.6 -- Amortization (4.0) -- Other 1.1 1.0 Subtotal $29.1 $6.4 FY18 vs. FY17 OpEx Increase (Decrease) $ in millions

Cash Flow from Operations www.BECN.com Year-to-Date Results Net Income Non-Cash and Working Capital Adjustments Operational Cash Flow FY 2018 $0.9 $39.1 $40.0 FY 2017 $11.1 $139.4 $150.5 $ in millions $ in millions

www.BECN.com 23.2% (2)Excludes proceeds from September 2017 secondary common stock offering (3)Includes proforma Allied EBITDA and expected synergies Fiscal Year Fiscal Year (2) (2) Key Balance Sheet Metrics (1)Includes opening working capital balances for RSG transaction (1) (3)

Fiscal 2018 Outlook Summary www.BECN.com *See definitions in the Appendix of this presentation 2018 Current 2018 Previous Revenue $6.75 - $7.0 billion $6.6 - $6.9 billion Adjusted EBITDA* $555 - $585 million $560 - $600 million Adjusted EPS* $3.35 - $3.55 $3.40 - $3.70 Effective Tax Rate 29% - 30% 29% - 30%

Beacon Roofing Supply

EPS Contribution from Convertible Preferred

Convertible Preferred Accounting Method for EPS Calculations				
	Q2'18*	Q3'18	Q4'18	FY2018
After-Tax Dividend	($6.0mm)	----	----	----
Diluted Shares	~68 million	~79 million	~79 million	~76 million**

*Given business seasonality and impact on historical winter profitability, the approach demonstrated above was the most dilutive EPS calculation method for Q2'18 and is likely to be utilized for second quarters in future years, as well. Q2'18 share count also reflects the use of primary share count, as both adjusted and reported results were at a loss.

**Full-year share count would substitute ~79 million shares outstanding for the Q2 actual when calculating year average shares, and the after-tax dividend would be removed for EPS calculations

www.BECN.com 9

Appendix www.BECN.com

Reconciliation: Adjusted Net Income /Adjusted EPS Quarter-To-Date www.BECN.com Note: Adjusted Net Income (Loss) is defined as net income excluding non-recurring acquisition costs, the amortization of intangibles, business restructuring costs, and the non-recurring effects of tax reform. We believe that Adjusted Net Income (Loss) is an operating performance metric that is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Adjusted net income per share or "Adjusted EPS" is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period (see Consolidated Statements of Operations for amounts). While we believe Adjusted Net Income (Loss) and Adjusted EPS are useful measures for investors, these are not measurements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”). You should not consider Adjusted Net Income (Loss) or Adjusted EPS in isolation or as a substitute for net income and net loss per share or diluted earnings per share calculated in accordance with GAAP.

Reconciliation: Net Debt Leverage Ratio www.BECN.com

Reconciliation: Combined Adjusted EBITDA www.BECN.com Combined Adjusted EBITDA is defined as net income of Allied and Beacon for the historical periods plus interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation and non-recurring acquisition costs. We believe that Combined Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies.   Acquisition costs reflect all non-recurring charges related to acquisitions (excluding the impact of tax) that are not embedded in other balances of the table. Certain portions of the total acquisition costs incurred are included in interest expense, income taxes, depreciation and amortization, and stock-based compensation. For the periods six months ended March 31, 2018 and March 31, 2017 along with the year ended September 30, 2017, historical data for the Allied acquisition is included along with the historical Beacon data.   While we believe Combined Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance GAAP. You should not consider Combined Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Combined Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense. Because we have borrowed money, interest expense is a necessary element of our costs. In addition, Combined Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Combined Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs because we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Combined Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. We separately monitor capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, stock-based compensation expense, and income tax expense. Because not all companies use identical calculations, our presentation of Combined Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. (in thousands)

Reconciliation of Existing Markets Operating Expense to Adjusted Operating Expense: www.BECN.com Note: FY18 operating expense adjustments include: Acquisition costs of $28.2 million and Amortization of $16.3 million. FY17 operating expense adjustments include: Acquisition costs of $1.6 million and Amortization of $20.3 million

2018 Guidance Reconciliations www.BECN.com Adjusted EBITDA 2018 Outlook Adjusted EPS 2018 Outlook $ in millions Low   High GAAP Net Income $140 - $150 Acquisition Costs (SG&A) $75 - $80 Interest Expense, net $135 - $145 Income Taxes $5 - ($5) Depreciation $55 - $60 Amortization $130 - $135 Stock Compensation $15 - $20 Adjusted EBITDA $555 - $585 $ in millions Low   High GAAP Net Income $140 - $150 One-time tax items ($48) - ($50) Acquisition Costs (post-tax) $72   $75 Amortization (post-tax) $90 - $95 Adjusted Net Income $255 - $270 Avg Diluted Shares Outstanding 76 - 76 Adjusted Diluted EPS $3.35 - $3.55